SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 5, 2010
HARBINGER GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)
(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) On May 5, 2010, the Board of Directors of Harbinger Group Inc. (the “Company”) elected Peter A. Jenson, 44, as Chief Operating Officer of the Company, to hold office until his successor is chosen and qualified or until his earlier resignation or removal. Mr. Jenson has served as a director and as Secretary of the Company since July 2009. Mr. Jenson has also served as Secretary of the Company’s subsidiary, Zap.Com Corporation, since July 2009, and was elected its Chief Operating Officer on May 5, 2010. He is a Managing Director and Chief Operating Officer of Harbinger Capital Partners LLC an affiliate of the Company. Mr. Jenson is responsible for all operational activities of Harbinger Capital Partners Master Fund I, Ltd., Global Opportunities Breakaway Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. and their respective management companies, including trade operations, portfolio accounting, valuation, treasury and portfolio financing, legal and compliance, information technology, administration and human resources. Prior to joining Harbinger Capital Partners LLC in 2009, Mr. Jenson held similar senior executive positions where he was responsible for finance and administration activities at Citadel Investment Group, a global financial institution, and Constellation Commodity Group, an energy company. Mr. Jenson was a Partner at PricewaterhouseCoopers LLP where he was responsible for attestation and consulting activities across a broad spectrum of financial services clients, including commercial and international banks, trading organizations and investment companies. None of the companies Mr. Jenson worked with before joining Harbinger Capital Partners LLC is an affiliate of the Company. Mr. Jenson is a Chartered Accountant in Australia, a Certified Practising Accountant, and a Fellow of The Securities Institute in Australia.
There are no family relationships between Mr. Jenson and any of the Company’s officers and directors. In addition, there are no transactions to which the Company or any of its subsidiaries is a party in which Mr. Jenson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: May 11, 2010	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer

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